                                                                    EXHIBIT 12.1

                       TransAmerican Refining Corporation
                       Ratio of Earnings to Fixed Charges
                            (In thousands of dollars)

                                 Nine Months Ended                                            Six Months Ended
                                    October 31,             Year Ended January 31,               January 31,
                              ----------------------   ----------------------------------  ----------------------
                                 1998        1997         1998        1997        1996        1996        1995
                                 ----        ----         ----        ----        ----        ----        ----
Income (loss) before taxes    $ (41,181)  $ (89,985)   $(112,008)  $   9,406   $ (67,258)  $ (26,071)  $ (23,150)

Add:

   Equity in (income) loss of
     TransTexas                     229     (35,027)     (34,394)    (12,325)     14,081         156          --
   Interest expense, net of
     amounts capitalized         10,785      13,870       20,446       4,663      18,451       5,978          31
   Portion of rental expense
     representative of an
     interest factor                114         724          747         834         794         378         360
                              ---------   ---------    ---------   ---------   ---------   ---------   ---------
       Earnings(A)            $ (30,053)  $(110,418)   $(125,209)  $   2,578   $ (33,932)  $ (19,559)  $ (22,759)
                              =========   =========    =========   =========   =========   =========   =========
Fixed charges:
   Total interest             $ 129,519   $  78,776    $ 113,400   $  73,503   $  59,994   $  32,180   $   3,540
   Portion of rental expense
     representative of an
     interest factor                114         724          747         834         794         378         360
                              ---------   ---------    ---------   ---------   ---------   ---------   ---------
       Fixed Charges(B)       $ 129,633   $  79,500    $ 114,147   $  74,337   $  60,788   $  32,558   $   3,900
                              =========   =========    =========   =========   =========   =========   =========
Ratio of earnings to fixed
   charges(A/B)                      --          --           --          --          --          --          --
                              =========   =========    =========   =========   =========   =========   =========
Earnings inadequate to cover
   fixed charges              $ 159,686   $ 189,918    $ 239,356   $  71,759   $  94,720   $  52,117   $  26,659
                              =========   =========    =========   =========   =========   =========   =========


                                       Year Ended July 31,
                                ----------------------------------
                                   1995        1994        1993
                                   ----        ----        ----
Income (loss) before taxes      $ (64,337)  $ (17,353)  $ (19,373)

Add:

   Equity in (income) loss of
     TransTexas                    13,925          --          --
   Interest expense, net of
     amounts capitalized           12,504          14          17
   Portion of rental expense
     representative of an
     interest factor                  790         357         186
                                ---------   ---------   ---------
       Earnings(A)              $ (37,118)  $ (16,982)  $ (19,170)
                                =========   =========   =========
Fixed charges:
   Total interest               $  31,354   $      14   $      17
   Portion of rental expense
     representative of an
     interest factor                  790         357         186
                                ---------   ---------   ---------
       Fixed Charges(B)         $  32,144   $     371   $     203
                                =========   =========   =========
Ratio of earnings to fixed
   charges(A/B)                        --          --          --
                                =========   =========   =========
Earnings inadequate to cover
   fixed charges                $  69,262   $  17,353   $  19,373
                                =========   =========   =========